Exhibit 10.12

AMENDED AND RESTATED BUSINESS LOAN AGREEMENT

THIS AGREEMENT is made effective as of December 8, 2008, by and among THE BEARD COMPANY, an Oklahoma corporation, having an address of Harvey Parkway, 301 NW 63rd Street, Suite 400, Oklahoma City, Oklahoma 73116 (“Borrower”) and FIRST FIDELITY BANK. N.A., a national banking association, whose address is 5100 North Classen, Oklahoma City, Oklahoma 73118 (“Lender”).

WHEREAS, the Borrower and the Lender entered into a Business Loan Agreement dated June 8, 2007 pursuant to which Borrower executed a $1,500,000.00 Promissory Note # 72818 dated June 8, 2007 (the “2007 Lender Note”) secured by a June 8, 2007 Amended and Restated Deed of Trust, Assignment of Production, Security Agreement and Financing Statement (the “2007 Lender Deed of Trust”); and

WHEREAS, on October 11, 2007, The Borrower and Lender executed a Change in Terms Agreement which modified the terms of the 2007 Lender Note; and

WHEREAS, on March 25, 2008, the Borrower and Lender executed a second Change in Terms Agreement which again modified the terms of the 2007 Lender Note (as so modified, the “2008 Lender Note”) and which is secured by a March 25, 2008 Amended and Restated Deed of Trust, Assignment of Production, Security Agreement and Financing Statement (the “2008 Lender Deed of Trust”); and

WHEREAS, on the effective date of this Agreement, the principal balance owed under the 2008 Lender Note is $650,000.00; and

WHEREAS, the Borrower will execute a promissory note dated December 8, 2008 in the original principal amount of $1,000,000.00 (the “Note”) in renewal and extension of the unpaid balance of indebtedness evidenced by the 2008 Lender Note which shall be subject to the terms and conditions of this Agreement and, therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.          Definitions. Terms used in this Agreement with their initial letters capitalized shall have the meanings set forth in Section 11 of this Agreement, except where the context otherwise requires.

2.  Loan. Subject to the terms and conditions hereof, and the terms and conditions of the other Loan Documents, the Lender agrees to extend credit to the Borrower and the Borrower agrees to such extension of credit from the Lender, in the maximum principal amount of $1,000,000.00, but not to exceed the Reducing Commitment Amount. Such extension of credit shall be evidenced by and payable in accordance with the terms and conditions of the Note.

3.  Conditions of Lending. The obligation of the Lender to perform this Agreement and to extend the Loan as described herein is subject to the performance of the following conditions precedent: (i) this Agreement, the Note, the Loan Documents, and all other documents required by the Lender shall have been duly executed, acknowledged (where appropriate) and delivered to the Lender, all in form and substance satisfactory to the Lender; (ii) Borrower and any Guarantor shall have furnished to the Lender such financial statements and other information as the Lender shall have requested; (iii) no Events of Default shall have occurred and be continuing under this Agreement or the Loan Documents and all representations and warranties contained herein shall be true and correct; (iv) Borrower shall have delivered to the Lender such authorizations and other documents reasonably required by Lender to authorize the execution, delivery and performance of the Loan Documents, all in form and substance satisfactory to the Lender; (v) Lender shall have received satisfactory evidence that no litigation, investigation or proceeding before or by an arbitrator, administrative agency or court is continuing or threatened against the Borrower, any Guarantor or the Collateral; (vi) Borrower shall have provided to the Lender evidence satisfactory to Lender of the existence of insurance on Borrower’s properties, assets and business in such amounts and against such risks as Lender shall deem appropriate in its sole discretion, with endorsements to all such insurance policies of the Borrower naming Lender as a loss payee or an additional insured as Lender’s interest may appear; (vii) Borrower shall have paid all of the Lender’s costs and expenses, including reasonable fees of legal counsel, incurred in the preparation of the Loan Documents and in closing and perfecting the Liens and rights of the Lender under the Loan Documents; and (viii) Borrower shall have provided Lender with any such other information as Lender might reasonably request.

3.1Real Estate and Oil and Gas Secured Loan. The Lender shall have received such of the following items as may be indicated, all of which shall be satisfactory to Lender after reasonable opportunity for review by Lender and its representatives:

(a)	Title Evidence. The Lender shall have received satisfactory evidence of the Borrower’s ownership interest in the Oil and Gas Properties described in the attached Exhibit _____.
(b)	Engineering Information. The Lender shall have received satisfactory engineering reports and other information concerning the production capabilities of the Oil and Gas Properties.
(c)

Division Orders, Evidence of Production Payments, Division Order Title Opinions. Lender shall have received copies of all division orders, evidence of production payments, and division order title opinions applicable to the Oil and Gas Properties, review of which must be acceptable to Lender.

(d)

Environmental Information.  The Lender shall have received, reviewed and approved environmental information with respect to the Oil and Gas Properties, the results of which shall be satisfactory to the Lender.

(e)	UCC and Lien Search. The Lender shall have received a UCC and lien search with respect to the Borrower, the results of which shall be satisfactory to the Lender.
(f)	Inspections. At the Lender's sole election, the Lender may conduct such physical inspections of the Collateral as the Lender deems necessary, the results of which shall be satisfactory to the Lender.
(g)	Loan Documents. The Lender shall have received all of the Loan Documents fully executed by Borrower.
(h)	Other Information. The Borrower shall have provided the Lender with any such other information concerning the Borrower or Collateral as the Lender might reasonably require.
(i)	No Default. No Event of Default shall have occurred and be continuing under any of the Loan Documents.

4.  Representations and Warranties. To induce the Lender to extend the Loan and enter into this Agreement, the Borrower represents and warrants to the Lender during the term of the Loan and any and all renewals and extensions thereof, as follows: (i) this Agreement and the Loan Documents, when duly executed and delivered, will constitute legal, valid, and binding obligations of the Borrower, fully enforceable in accordance with their respective terms; (ii) all financial statements and information which have been or may hereafter be furnished to the Lender in connection herewith, do or shall fairly represent the financial condition of the Borrower and any Guarantor as of the dates and the results of operations for the periods for which the same are furnished, and shall be accurate, correct and complete; (iii) there is no action, suit, investigation or proceeding pending or threatened against the Borrower, any Guarantor or any of the Collateral; (iv) Borrower and any Guarantors have timely filed all tax returns that are required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Guarantor; (v) except for Permitted Liens, all of the Collateral is free and clear of all Liens, and Borrower (or any other party for whom Lender has been provided proper evidence of ownership) has good and marketable title to such Collateral; (vi) there is no material fact that Borrower has not disclosed to Lender which could have a material adverse effect on the properties, business, prospects or condition (financial or otherwise) of Borrower or any Guarantor; (vii) Borrower and all Guarantors are not in violation of any law, rule, regulation, order or decree which is applicable to Borrower, any Guarantor or their properties; (viii) the Collateral is insured in accordance with the coverages approved by Lender, with the Lender named as a loss payee or an additional insured to the extent of its interest therein and Borrower and all other applicable parties are in full compliance with all such insurance contracts, the same are in full force and effect and are enforceable in accordance with their terms; and (ix) no Event of Default has occurred and is continuing

4.1Survival of Representations. All of the representations and warranties made by the Borrower herein will survive the delivery of the Loan Documents and any renewal and extension of the Loan hereunder. All statements contained in any certificate or other instrument delivered by or on behalf of the

Borrower or any Guarantor under or pursuant to this Agreement or in connection with the transactions contemplated hereby shall constitute representations and warranties made by the Borrower hereunder as applicable.

5.  Security. The Loan shall be secured by first and prior Liens on the Collateral in favor of the Lender pursuant to the Loan Documents, subject only to Permitted Liens and such other exceptions or other liens or encumbrances as may be consented to by the Lender in writing. From time to time during the term of this Agreement, the Lender may reasonably require the Borrower to execute and deliver other and further Loan Documents to confirm and further secure the interest of the Lender in the Collateral, which Borrower agrees it will so execute and deliver upon request.

6.  Affirmative Covenants. Until payment in full of the Loan, the Borrower agrees, unless the Lender shall otherwise consent in writing, to perform or cause to be performed the following agreements:

6.1Financial Statements and Information. Borrower shall provide, or cause to be provided, to Lender within the time limits designated, the following financial statements and other information:

(a)	Annual Audited Financial Statements of Borrower within 100 days of the end of Borrower’s fiscal year beginning with the year ending December 31, 2008.
(b)	Borrower’s 10K due within 100 days of Borrower’s fiscal year end.
(c)	Borrower’s 10Q filing due within 60 days of each quarter end beginning with March 31, 2009.
(d)

Quarterly production information for the Oil and Gas Properties (including but not limited to McElmo Dome Unit revenue and expenses) as may be requested by Lender and in form and substance satisfactory to Lender, due within 60 days of each quarter end beginning with December 31, 2008.

(e)	Quarterly compliance certificate detailing Borrower’s compliance with the requirements described in this paragraph 6.3, due within 60 days of each quarter end beginning with December 31, 2008.

6.2Expenses. The Borrower shall pay all costs and expenses required to satisfy the conditions of this Agreement. Without limitation of the generality of the foregoing Borrower will pay: (i) all of the reasonable fees and expenses of counsel employed by the Lender in connection with preparing and perfecting the loan documentation as well as the closing of this transaction; (ii) all of the fees, expenses and costs of perfecting the Liens on the Collateral; (iii) all reasonable costs and expenses of Lender (including, without limitation, the reasonable attorneys’ fees of Lender’s legal counsel) incurred by Lender in connection with the preservation and enforcement of this Agreement, the Note, and/or the other Loan Documents; (iv) all reasonable costs and expenses, including any reasonable fees and expenses of counsel employed by the Lender, in regard to any litigation arising out of or relating to this transaction and all other reasonable costs, fees and expenses involved in the enforcement or defense of this Agreement, the Loan Documents or any instrument executed pursuant hereto; and (v) all fees associated with any third party analysis of the engineering reports and related information with respect to Borrower’s Oil and Gas Properties.

6.3Financial Covenants.      The Borrower shall at all times hereunder maintain a minimum debt service ratio of 1.25:1 measured on a quarterly basis beginning with the quarter ending December 31, 2008. The ratio will be calculated as the sum of Borrower’s gross revenues from the McElmo Dome Unit for the quarter, less severance taxes and lease operating expenses for the quarter, divided by the sum of the Reducing Commitment Amount required for the respective quarter.

7.  Negative Covenants. Until payment in full of the Loan, the Borrower shall not, unless the Lender shall otherwise consent in writing, violate or cause to be violated the following:

7.1Limitation on Liens.  Borrower shall not create, incur, permit or suffer to exist any Lien upon any of the Collateral, except Permitted Liens.

7.2Sale or Disposition of Collateral. Borrower shall not sell, assign, lease, dispose or otherwise transfer any of the Collateral to any other person or entity without the Lender’s prior written permission.

8.  Events of Default. The following shall constitute Events of Default hereunder and under each of the Loan Documents: (i) default in payment when due of any principal or interest due and owing on any Note after five (5) days written notice thereof; (ii) default in payment when due of any other amount payable to the Lender under the terms of this Agreement or the Loan Documents; (iii) default by the Borrower in the performance or observance of any covenant or agreement contained in this Agreement, the Loan Documents, or any agreement made in connection therewith, or under the terms of any other instrument delivered to the Lender in connection with this Agreement, and the continuance of such default without cure for a period of thirty (30) calendar days after the occurrence of such default; (iv) any representation or warranty herein or under any Loan Document, or any representation, statement, certificate, schedule or report made or furnished to the Lender on behalf of the Borrower or any Guarantor proves to be false or erroneous in any material respect at the time of making thereof or any warranty ceases to be complied with in any material respect; (v) Borrower or any Guarantor shall: (a) apply for or consent to the appointment of a receiver, trustee or liquidator of their respective properties; (b) admit in writing their inability to pay debts as they mature; (c) make a general assignment for the benefit of creditors; or (d) any material part of their assets or properties shall be placed in the hands of a receiver, trustee or other officers or representatives of a court or of creditors; (vi) Borrower or any Guarantor shall be adjudged bankrupt or any voluntary proceeding shall be instituted by Borrower or any Guarantor in insolvency or bankruptcy or for readjustment, extension or composition of debts or for any other relief of debtors; (vii) any involuntary proceeding shall be instituted against Borrower or any Guarantor in insolvency or for readjustment, extension, or composition of debts, which proceeding is not dismissed within thirty (30) days after the filing of the commencement of the same; (viii) entry by any court of a final judgment against Borrower or any Guarantor, or the institution of any levy, attachment, garnishment or charging order against the Borrower or any Guarantor which has a material adverse effect as determined by Lender on the financial condition of the Borrower or any Guarantor; or (ix) a Lien other than that of this Lender appears on the Collateral.

9.  Remedies. Upon the occurrence of any Event of Default, which has not been timely cured, the Lender may, at its option: (i) declare the Note and all sums outstanding under the Loan Documents to be immediately due and payable, and the Lender will be entitled to proceed to selectively and successively enforce the Lender’s rights under the Note and all Loan Documents; (ii) terminate any of the Lender’s obligations hereunder, (iii) exercise any right of offset, (iv) without notice of default or demand, pursue and enforce any of the Lender’s rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement, or (v) exercise any other remedy at law or in equity. Lender may waive any Event of Default in writing, and, in such event, the Lender and the Borrower will be restored to their respective former positions, rights and obligations hereunder. Any Event of Default so waived will for all purposes of this Agreement be deemed to have been cured and not to be continuing; but no such waiver will extend to any subsequent or other Event of Default or impair any consequence of such subsequent or other Event of Default.

10.General Conditions. The following conditions shall be applicable throughout the term of this Agreement:

10.1          Waiver; Modification.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Loan Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, any Note or any Loan Document, nor consent to departure therefrom, shall be effective unless in writing signed by Lender and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

10.2          Notices.  Any notices or other communications required or permitted to be given by this Agreement or any other Loan Documents must be (i) given in writing, and (ii) personally delivered or mailed by prepaid mail or overnight courier, to the address of such party as provided at the beginning of this Agreement. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day three days after it is mailed by prepaid certified or registered mail, one day after sent by over night courier, or on the day it is personally delivered as aforesaid, and otherwise when actually received. Any party may, for purposes of the Loan Documents, change its address or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other parties pursuant hereto.

10.3          Governing Law; Choice of Forum.  This Agreement has been executed and delivered in the State of Oklahoma, and the substantive laws of Oklahoma and the applicable federal laws of the United States shall govern the validity, construction, enforcement and interpretation of this Agreement and all of the Loan Documents. Any suit, action or proceeding against Borrower with respect to this Agreement or any Loan Document may be brought in the courts of Oklahoma County, Oklahoma, or in the United States courts located in Oklahoma County, Oklahoma as Lender in its sole discretion may elect and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably waives any objections which Borrower may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document brought in the courts located in Oklahoma County, Oklahoma, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10.4          No Oral Agreements; Invalid Provisions; Multiple Counterparts.  THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance from such Loan Document. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

10.5          Binding Effect; No Third-Party Beneficiary.  The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.   Nothing contained in the Loan Documents, nor any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any other Loan Document, shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity.

11.Definitions. As used in this Agreement, the following terms with their initial letters capitalized shall have the following meanings except where the context otherwise requires:

“Agreement” shall mean this Amended and Restated Business Loan Agreement, as amended, supplemented or modified from time to time.

“Collateral” means: i) all of Borrower’s right, title and interest in and to all of the Oil and Gas Properties, ii) Borrower’s 5% stock ownership interest in Geohedral, Inc. and, and such other property as may be described in any other Loan Document made and delivered as security for the Loan.

“GAAP” means the generally accepted accounting principles, practices and procedures, set forth by the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, which are applicable as of the date of the end of the fiscal quarter immediately preceding such date of determination.

“Guarantor” shall mean any guarantor of the Loan who may hereafter execute a Guaranty.

“Guaranty” shall mean any unconditional and absolute guaranty of the Loan by a Guarantor pursuant to a guaranty agreement in form satisfactory to the Lender.

“Lien” means any lien, mortgage, deed of trust, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of debt, whether arising by agreement or under any statute or law, or otherwise.

“Loan” means any loan or credit extensions contemplated by this Agreement or that may be evidenced by a Note or any other Loan Document.

“Loan Documents” collectively means this Agreement, any Note, any Guaranty, all mortgages, deeds of trust, security agreements, assignments, and financing statements securing the Loan, and all other promissory notes, guaranties, agreements and all other documents, agreements, certificates and instruments executed and delivered in connection with the Loan described herein and any renewals, amendments, supplements or modifications thereof or thereto.

“Note” means any Promissory Note from the Borrower payable to the order of the Lender, whether now or hereafter made and delivered to Lender, together with all renewals, extensions, modifications and substitutions thereto and therefor.

“Oil and Gas Properties” means the oil, gas and mineral interests and properties described on Exhibit “A” attached hereto and made a part hereof.

“Permitted Liens” means any Lien designated as a Permitted Lien under any Loan Document and any other Lien approved in writing by Lender.

“Reducing Commitment Amount” shall mean (i) the initial principal amount of $1,000,000.00, and (ii) on January 31, 2009, and on the last day of each month thereafter, the principal amount resulting from the reduction of $50,000.00 per month throughout the term of the Note.

“Uniform Commercial Code” means the Uniform Commercial Code of the State of Oklahoma (12A O.S. §1-101 et. seq.), inclusive of Uniform Commercial Code – Secured Transactions of the State of Oklahoma (12A O.S. §1-9-101 et. seq.), as amended from time to time.

12.Conflicts. In the event of a conflict between the terms and conditions of this Agreement and any other Loan Document, this Agreement shall prevail.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of day and year first above written.

“BORROWER”	THE BEARD COMPANY,
an Oklahoma corporation

By:	/s/ Herb Mee, Jr.
Herb Mee, Jr., President

“LENDER”	FIRST FIDELITY BANK, N.A.,
a national banking association

By:	/s/ Danny Lawson
Danny Lawson, Executive Vice President

EXHIBIT A